Exhibit 23.2

Consent of an Independent Auditor

EBET, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report January 21, 2022, relating to the carve-out combined financial statements of Aspire Global plc – B2C Business appearing in EBET, Inc. (formerly: "Esports Technologies, Inc.") Form 8-K/A filed January 21, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Ziv Haft

Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

June 10, 2022

Tel Aviv, Israel